UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 18, 2013

Anaren, Inc.
(Exact name of registrant as specified in its charter)

New York	000-06620	16-0928561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6635 Kirkville Road, East Syracuse, New York	13057
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (315) 432-8909

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Anaren, Inc. announced that it has received a letter, dated April 15, 2013, containing a non-binding offer from Vintage Capital Management, LLC (Vintage Capital) to acquire Anaren in a cash transaction for $23.00 per share.

Consistent with its fiduciary responsibilities, Anaren's Board of Directors has formed a committee of independent directors (the "Independent Committee"), with full authority to consider all strategic alternatives available to Anaren, to review and evaluate this unsolicited offer, in consultation with its financial and legal advisors. The Independent Committee will determine the course of action that it believes to be in the best interests of Anaren's stockholders, and will communicate any such conclusion to Anaren's stockholders. The Independent Committee will be advised by Moelis & Company LLC and Houlihan Lokey Capital, Inc., Dorsey & Whitney, LLP and Bond, Schoeneck & King, PLLC, as its financial and legal advisors.

Anaren advises its stockholders that they are not being asked to take any action, and they need not take any action, at this time, pending review of the non-binding offer by the Independent Committee.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release of Anaren, Inc. dated April 18, 2013

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Anaren, Inc. (Registrant)
April 18, 2013 (Date)	/s/ LAWRENCE A. SALA Lawrence A. Sala President and Chief Executive Officer